[Safeco Logo]

Second Quarter News Release and Statistical Supplement (Unaudited)
July 20, 2004

                                Table of Contents

                                                                         Page
                                                                        -----

Earnings News Release                                                     1-8

Financial Supplement Introduction                                        SS-1

Financial Measures Used by Safeco                                        SS-2

Consolidated Results

         Key Metrics                                                     SS-6
         Consolidated Statements of Income                               SS-7
         Condensed Balance Sheets                                        SS-8
         Continuing Operations Income Summary                            SS-9


Property & Casualty Results

         Underwriting Profit and Combined Ratios                         SS-10
         Net Written Premiums                                            SS-11
         Net Earned Premiums                                             SS-12
         Safeco Personal Insurance (SPI)                                 SS-13
         Safeco Business Insurance (SBI)                                 SS-14
         Surety, Other and Total                                         SS-15
         Statutory Information                                           SS-16


Corporate Supplemental Information

        Investment Portfolio - Continuing Operations                     SS-17
         Capitalization                                                  SS-18


Discontinued Operations (Life & Investments)

         Pretax Operating Earnings and Revenues                          SS-19
         Supplemental Statistics and Assets and Liabilities of
          Discontinued Operations                                        SS-20

[Safeco Logo]

FOR RELEASE AT 7:45 a.m., Eastern Time
INVESTOR RELATIONS CONTACT:                          Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:                             Paul Hollie, 206-545-3048

                           SAFECO POSTS STRONG PROFITS
                    IN ALL MAJOR PROPERTY & CASUALTY SEGMENTS
     P&C Business Model and Automated Sales Platform Drive Excellent Results

SEATTLE--(July 20, 2004)--
Highlights
o Second-quarter net income of $247.5 million, or $1.77 per diluted share.
o Underwriting profits exceeded targets in all major Property & Casualty segments.
o Life & Investments sale on track to close in third quarter.

------------------------------------------------------------- ------------------------------- ------------------------------
Summary Financial Results after tax                                   3 Months Ended                 6 Months Ended
(In millions except per-share data)                                      June 30                         June 30
                                                                  2004            2003             2004           2003
------------------------------------------------------------- -------------- ---------------- --------------- --------------
Net Income                                                      S    247.5   $        111.9   $       483.7   $      201.9
 Per Diluted Share of Common Stock                              S      1.77  $          0.81  $         3.45  $        1.45
------------------------------------------------------------- - ------------ --- ------------ --- ----------- --- ----------

------------------------------------------------------------- - ------------ --- ------------ --- ----------- --- ----------
Income from Continuing Operations                               S    248.9   $         67.1   $       434.5   $      146.6
------------------------------------------------------------- - ------------ --- ------------ --- ----------- --- ----------

Net Realized Investment Gains from Continuing Operations        S     55.2   $         10.4   $        83.0   $       15.9
------------------------------------------------------------- - ------------ --- ------------ --- ----------- --- ----------

*Operating Earnings - Continuing Operations                     S    193.7   $         56.7   $       351.5   $      130.7
------------------------------------------------------------- - ------------ --- ------------ --- ----------- --- ----------

------------------------------------------------------------- - ------------ --- ------------ --- ----------- --- ----------

Income (Loss) from Discontinued Operations                      S     (1.4)  $         44.8   $        49.2   $       55.3
------------------------------------------------------------- - ------------ --- ------------ --- ----------- --- ----------

Net Realized Investment Gains (Losses) from Discontinued
Operations                                                      S    (31.8)  $          4.3   $       (21.3)  $      (33.6)
------------------------------------------------------------- - ------------ --- ------------ --- ----------- --- ----------

*Operating Earnings - Discontinued Operations                   S     30.4   $         40.5   $        70.5   $       88.9
------------------------------------------------------------- - ------------ --- ------------ --- ----------- --- ----------


------------------------------------------------------------- - ------------ --- ------------ --- ----------- --- ----------

*Consolidated Operating Earnings                                S    224.1   $         97.2   $       422.0   $      219.6
------------------------------------------------------------- - ------------ --- ------------ --- ----------- --- ----------


------------------------------------------------------------- - ------------ --- ------------ --- ----------- --- ----------

Weighted Average Shares Outstanding (Diluted)                        140.1            139.0           140.1          138.8
------------------------------------------------------------- - ------------ --- ------------ --- ----------- --- ----------

* Operating Earnings is Net Income excluding Net Realized Investment Gains
(Losses). Measures used in this news release that are not based on accounting principles generally accepted in the United States (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at
http://www.safeco.com/safeco/investor/pdfs/04Q2_sup.pdf.
----------------------------------------------------------------------------------------------------------------------------

         Safeco (NASDAQ: SAFC) today announced strong second-quarter results, reflecting the company's solid underwriting and the competitive strength of its automated sales platform. In addition, weather-related catastrophe losses were relatively light for the second quarter. The company posted net income of $247.5 million - or $1.77 per diluted share. This represents an increase over second-quarter 2003 net income, which was $111.9 million - or $0.81 per diluted share.

         Safeco's annualized return on equity (ROE) for the quarter was 18.7 percent, up from 10.2 percent in the second quarter of 2003. Consolidated operating annualized ROE - measured using operating earnings and shareholders' equity, excluding unrealized gains on bond investments - was 21.9 percent, compared with 11.8 percent in the same period last year.
         "These results demonstrate the effectiveness of operating our three major insurance lines - auto, homeowners and small commercial - on a single business platform," said Mike McGavick, Safeco chairman and chief executive officer. "These are lines of business where Safeco's cultural tradition of discipline gives us a real advantage."

Continuing Operations
         Income from continuing Property & Casualty (P&C) operations was
$248.9 million for the second quarter, up from $67.1 million in the same quarter last year. Net realized investment gains for the second quarter were $55.2 million, compared with $10.4 million in the same period of 2003.
         Operating earnings for the second quarter were $193.7 million, more than a threefold increase over the $56.7 million in the prior-year period.
         The overall P&C combined ratio was 85.4 in the second quarter, a significant improvement over the 101.0 posted in the same period last year. This was driven by improved underwriting results across all major P&C product lines.
         Combined ratio is a standard gauge of underwriting performance measuring the percentage of premium dollars used to pay customers' claims and expenses. The lower the ratio, the more effective the underwriting. A combined ratio below 100 indicates the line is operating profitably.
         "While we benefited from favorable weather, the underlying results are better than we expected and exceeded our P&C profit targets across the board," McGavick said. "This is especially gratifying given the second quarter is traditionally our weakest earnings quarter due to catastrophes and severe weather."
         Total revenues from continuing operations in the second quarter were $1.56 billion, up from $1.34 billion a year ago. Operating revenues, which exclude net realized investment gains, were $1.47 billion for the quarter, an
11.1 percent increase over second-quarter 2003.

         P&C net earned premiums increased 12.4 percent for the quarter to $1.35 billion compared with the same period last year. For the quarter, P&C net written premiums - a leading indicator of revenues in future quarters - increased 10.4 percent over second-quarter 2003.
         As previously announced, Safeco is on track to close the sale of its Life & Investments (L&I) business in the third quarter.

Safeco Personal Insurance Performance
         Auto, Safeco's largest business line, reported a quarterly underwriting profit of $61.0 million - a major improvement over the $0.9 million underwriting loss in the second quarter of 2003.
         Auto's combined ratio in the second quarter was 90.5 - significantly better than the 100.2 combined ratio in the second quarter of 2003. During the quarter, Auto results benefited from $9.0 million in subrogation reserves, or a
1.4 point impact on the combined ratio.
         Net written premiums for Auto continue to grow at a healthy rate, increasing 16.2 percent in the second quarter, compared with a 17.1 percent increase in the same period last year.
         Second-quarter policies in force (PIF) grew 10.0 percent compared with a year ago, reflecting new-business growth and stable retention levels.
         "Segmentation within our auto product continues to be a key differentiator for Safeco. With our strong underwriting capability and our efforts to uncomplicate the sales process, we continue to see the opportunities for profitable growth," said McGavick.
         Safeco's Property insurance line, which includes homeowners, renters and related coverages, produced an underwriting profit of $79.3 million in the second quarter, compared with a $6.6 million underwriting loss in the second quarter of 2003.
         The Property combined ratio was 65.1 in the second quarter, compared with 102.9 in the second quarter of 2003 when Safeco experienced higher catastrophe losses associated with severe storms that tore through the Midwest and Southeast. Claims from catastrophe losses were $15.5 million in the second quarter of 2004, compared with $62.5 million in the same quarter last year. The catastrophe impact on the Property combined ratio was 6.8 points for second-quarter 2004 and 27.1 points in 2003.

         Safeco's proactive management of the homeowners line has helped improve profitability. Slightly better-than-expected weather also was a contributor. The homeowners line benefited from favorable reserve development of $17.0 million, or a 7.5 point impact on the combined ratio, primarily reflecting better-than-expected claims frequency and contract changes put into place beginning in 2002.
         "With our homeowners product once again offered across the country, we've seen a 6.5 percent uptick in new-business policies during the second quarter in our Property segment," said McGavick.
         Net written premiums in Property decreased 1.1 percent in the second quarter compared with a year ago. PIF declined 8.4 percent, compared with a 9.0 percent decline in the second quarter last year.

Safeco Business Insurance Performance
         Safeco Business Insurance (SBI) reported an underwriting profit of $49.4 million in the second quarter, compared with a $12.1 million underwriting loss for the same period in 2003.
         Combined ratio in the second quarter was 87.9, compared with 103.3 in the second quarter of 2003. Claims from catastrophe losses were $4.5 million in the second quarter of 2004, versus $13.9 million in the second quarter of last year. The catastrophe impact on the combined ratio was 1.1 points in the second quarter of 2004 and 3.8 points in the same period of 2003.
         Net written premiums for SBI Regular - Safeco's core line of products for small- to medium-sized businesses - increased 8.1 percent for the second quarter over the same period last year.
         The Safeco Now single-platform interface continues to prove easy for agents to use as evidenced by the 14.3 percent increase in new-business policies for the businessowner policy (BOP) line over the second quarter of last year. Commercial auto new-business policies jumped 35.8 percent over second-quarter 2003 levels, and workers compensation new-business policies grew 11.6 percent. These lines represent 47 percent of SBI Regular's business.
         "These results are a testament to sound underwriting and the power of our automated platform in serving small-business customers," said McGavick.

         SBI Regular reported a combined ratio of 89.4, a substantial improvement over the 104.2 result in the same period last year.

Surety Performance
         Surety posted an underwriting profit of $11.5 million in the second quarter, compared with a $6.8 million underwriting profit in the same quarter of 2003.
         Combined ratio for Surety was 75.7 in the second quarter, better than the 82.2 in the same quarter of 2003. Net written premiums grew 28.6 percent over the same period last year.
         "Surety continues to demonstrate the power of disciplined underwriting, and the team has capitalized on market conditions, resulting in strong production," said McGavick.

P&C Other
         The P&C Other segment, which includes results from operations that Safeco has exited or placed in runoff, had an underwriting loss of $10.2 million in the second quarter, compared with an underwriting loss of $9.7 million in the same quarter of 2003. The losses reflect reserve strengthening.

Discontinued Life & Investments Operation
         Life & Investments (L&I) produced pretax operating earnings of $33.8 million in the second quarter, compared with $60.9 million a year ago. Pretax operating earnings represent income from discontinued operations, excluding related income taxes and net realized investment gains and losses. The second-quarter results for 2004 include $6.2 million of accrued expenses associated with the sale of the business.
         In reporting L&I as a discontinued operation, indirect corporate overhead expenses are no longer allocated to L&I. Previously allocated expenses of $3.0 million per quarter in 2003 have been eliminated from the L&I Other segment and included in the Corporate segment.
         The Group product line reported a pretax operating loss of $2.9 million, compared with $24.5 million of pretax operating earnings posted in the second quarter of last year. The current quarter includes reserve strengthening of $15.7 million, stemming from recent higher medical claims cost trends.

         Income Annuities generated a $1.3 million pretax operating loss for the quarter, down from $8.4 million in pretax operating earnings in the second quarter of 2003. This decrease was due mainly to $4.7 million of unfavorable prepayment adjustments on mortgage-backed securities compared with favorable adjustments of $3.4 million in the same quarter of last year.
         Retirement Services had pretax operating earnings of $3.2 million in the second quarter, compared with $4.9 million a year earlier. The decline reflects the impact of reinvestment in securities at lower interest rates, partially offset by corresponding lower rates on fixed annuities and improved indexed annuity investment margins.
         The Individual line had pretax operating earnings of $4.4 million in the second quarter of 2004, compared with a pretax operating loss of $0.5 million in the same period last year. The increase is primarily the result of improved mortality experience.
         Net realized investment losses from Discontinued Operations include $59.0 million in after-tax impairments of securities in connection with the sale of L&I. Accounting rules require impairment recognition of any unrealized losses on L&I securities that are not expected to recover in value before the close of the L&I sale.

Corporate
         During the quarter, Safeco repurchased 885,000 shares of its common stock for a total of $38.0 million. This activity was part of Safeco's previously announced share repurchase program, under which 1,487,088 shares remain available for repurchase.

Additional Financial Information Available
         Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco's Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.
         The Form 8-K will include this news release and Safeco's summary financial results, consolidated statements of income and condensed balance sheets in the company's second-quarter financial supplement.
         Safeco's second-quarter press release, financial supplement and 8-K are available online at http://www.safeco.com/safeco/investor/pdfs/04Q2_sup.pdf.

Management Reviews Results on Webcast
         Safeco's senior management team will discuss the company's second-quarter performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

         Safeco, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and investment products through independent agents, brokers and financial advisors nationwide. More information about Safeco can be found at www.safeco.com.

                                       ###

-------------------------------------------------------------------------------

                  Forward-looking information contained in this
                 news release is subject to risk and uncertainty

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

     >> Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

          o Successful implementation of a new-business entry model for personal and commercial lines

          o Ability to appropriately price and reserve for changes in the mix of our book of business

          o    Ability to establish pricing for any changes in driving patterns

          o Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

          o The availability and pricing of our reinsurance, including coverage for loss from terrorism and our ability to collect from our reinsurers

          o The ability to price for or exclude the risk of loss from terrorism on our policies

     >>   Risks related to our P&C insurance strategy, such as:

          o    Our  ability  to  achieve  premium  targets  and   profitability,
               including realization of growth and business retention estimates

          o    Our ability to achieve overall expense goals

          o Our ability to run off our London business and other businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

     >>   Regulatory, judicial and legislative risks, such as:

          o    Our ability to freely enter and exit lines of business

          o Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

          o Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

          o    The outcome of any litigation against us

          o Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, taxes and availability of coverage

     >> The competitive pricing environment, initiatives by competitors and changes in the competition

     >>   Unusual loss activity, such as:

          o Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

          o    The  occurrence  of  significant  natural  disasters,   including
               earthquakes

          o The occurrence of significant man-made disasters, such as the terrorist attacks on September 11, 2001, or war

          o The occurrence of bankruptcies that result in losses on insurance products or investments

     >>   Our ability to successfully complete the sale of the L&I businesses

     >>   Financial and economic conditions, such as:

          o    Performance of financial markets

          o    Availability of bank credit facilities

          o    Fluctuations in interest rates

          o    General economic conditions

     >>   Operational risks, such as:

          o Damage to our infrastructure resulting in a disruption of our operations

          o    Internal or external fraud perpetrated against us

We assume no obligation to update any forward-looking statements contained in this news release.
-------------------------------------------------------------------------------

                                  [Safeco Logo]
                              Financial Supplement

                              Second Quarter, 2004

On January 1, 2004, we made minor revisions to our Property & Casualty (P&C) segments, which are more reflective of how these segments are managed. Our non-voluntary auto and property results, previously in P&C Other, are now included in SPI Auto and SPI Property. Certain products, previously reported in Specialty, primarily earthquake, inland marine and dwelling fire, are now included in Property. Our commercial specialty programs and large commercial accounts in runoff, previously SBI Runoff, are now included in P&C Other. All prior periods have been restated to reflect the revised presentation of P&C segments.

On March 15, 2004, we entered into a definitive agreement to sell our Life & Investments (L&I) operations. We have presented the results of L&I as a Discontinued Operation, as required by Financial Accounting Standards Board Statement of Financial Accounting Standards 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Prior-period amounts have been restated to reflect the presentation of L&I as a Discontinued Operation. In reporting L&I as a Discontinued Operation, indirect corporate overhead expenses are no longer allocated to L&I. Previously allocated expenses of $3.0 million per quarter in 2003 have been eliminated from the L&I Other segment and included in our Corporate segment.

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Corporation's quarterly 10-Q and annual 10-K filings.


Neal Fuller
Vice President - Finance
206-545-5537
neaful@safeco.com

-------------------------------------------------------------------------------

                               Safeco Corporation

                        Financial Measures Used by Safeco


(Amounts are in millions or thousands as specified, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:
         Safeco Personal Insurance (SPI)
              Auto
              Property
              Specialty
         Safeco Business Insurance (SBI)
              SBI Regular
              SBI Special Accounts Facility
         Surety
         P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Our discontinued Life & Investments (L&I) operations include the following segments:

         Group
         Income Annuities
         Retirement Services
         Individual
         Asset Management
         L&I Other

Certain reclassifications have been made to the prior-year amounts to conform to the current-year presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues - Continuing Operations

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our P&C and Corporate operations. It excludes net realized investment gains and losses that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues from continuing operations to revenues, the most directly comparable GAAP measure.

                                                              Three Months Ended          Six Months Ended
                                                                    June 30                   June 30
                                                     -----------------------------------------------------
                                                              2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------

Total Revenues                                         $   1,555.8  $   1,340.0   $   3,054.1  $   2,633.5
Net Realized Investment Gains                                (84.9)       (15.7)       (127.7)       (23.9)
                                                     ------------------------------------------------------
Operating Revenues - Continuing Operations             $   1,470.9  $   1,324.3   $   2,926.4  $   2,609.6
-----------------------------------------------------------------------------------------------------------

Operating Earnings - Continuing Operations

Operating earnings is a non-GAAP financial measure that we use to assess the profitability of our P&C and Corporate operations. In the determination of operating earnings from continuing operations, we exclude net realized investment gains and losses from Income from Continuing Operations. Net realized investment gains and losses can fluctuate significantly and distort a comparison between periods. The following table reconciles operating earnings to Income from Continuing Operations, the most directly comparable GAAP measure.


                                                         Three Months Ended          Six Months Ended
                                                               June 30                   June 30
                                                     ------------------------------------------------------
                                                         2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------
Income from Continuing Operations                      $     248.9  $      67.1   $     434.5  $     146.6
Net Realized Investment Gains, Net of Taxes                  (55.2)       (10.4)        (83.0)       (15.9)
                                                     ------------------------------------------------------
Operating Earnings-Continuing Operations               $     193.7  $      56.7   $     351.5  $     130.7
-----------------------------------------------------------------------------------------------------------

Consolidated Operating Return on Equity

Operating return on equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized consolidated operating earnings (see calculation below) for the most recent quarter by the average ending shareholders' equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains and losses on fixed maturities. This ratio provides management with an additional measure to evaluate Safeco's results excluding the unrealized changes in the valuation of its fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.



                                                         Three Months Ended          Six Months Ended
                                                               June 30                   June 30

                                                     ------------------------------------------------------
(Annualized)                                             2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------

Net Income                                             $     247.5  $     111.9   $     483.7  $     201.9

Average Shareholders' Equity                               5,293.1      4,380.1       5,037.4      4,380.1
Return on Equity Based on Annualized Net Income               18.7%        10.2%         19.2%         9.2%

Income (Loss) from Discontinued Operations,  Net of
   Taxes                                               $      (1.4) $      44.8   $      49.2  $      55.3
Net Realized Investment (Gains) Losses from
   Discontinued Operations, Net of Taxes                      31.8         (4.3)         21.3         33.6
                                                     ------------------------------------------------------
Operating Earnings-Discontinued Operations                    30.4         40.5          70.5         88.9
Operating Earnings-Continuing Operations                     193.7         56.7         351.5        130.7
                                                     ------------------------------------------------------
Consolidated Operating Earnings                        $     224.1  $      97.2   $     422.0  $     219.6
                                                     ------------------------------------------------------

Average Shareholders' Equity                           $   5,293.1  $   4,380.1   $   5,037.4  $   4,380.1
Average Unrealized Fixed Maturities Investment
   Gains, Net of Taxes

    Investment Gains, Net of Tax                           1,195.6      1,090.3       1,047.8      1,090.3
                                                     ------------------------------------------------------
Adjusted Average Shareholders' Equity                  $   4,097.5  $   3,289.8   $   3,989.6  $   3,289.8

Operating Return on Equity Based on Annualized
   Consolidated Operating Earnings                            21.9%        11.8%        21.2%        13.4%
-----------------------------------------------------------------------------------------------------------



Property & Casualty Net Written Premiums

Net written premiums is a non-GAAP measure representing the amount of premium charged for policies issued during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. Safeco's management views net written premiums as a measure of business production for the period under review and as a leading indicator of earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.


                                                         Three Months Ended          Six Months Ended
                                                               June 30                   June 30
                                                     ------------------------------------------------------
                                                         2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------

Total Property & Casualty Net Earned Premiums          $   1,351.4  $   1,201.8   $   2,691.9  $   2,364.9
Change in Unearned Premiums                                  102.6        114.7         137.8        157.4
                                                     ------------------------------------------------------
Total Property & Casualty Net Written Premiums         $   1,454.0  $   1,316.5   $   2,829.7  $   2,522.3
-----------------------------------------------------------------------------------------------------------


Segment Results Measures

We have provided the following table that details by segment the GAAP measure Income from Continuing Operations before Income Taxes on our Consolidated Statements of Income. This is the most directly comparable GAAP measure used to reconcile to Property & Casualty underwriting profit.


                                                         Three Months Ended          Six Months Ended
                                                               June 30                   June 30
                                                     ------------------------------------------------------
                                                         2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------

Property & Casualty Income before Income Taxes         $     395.1  $     109.1   $     679.8  $     241.4
Corporate Loss before Income Taxes                           (28.5)       (20.8)        (53.7)       (46.5)
                                                     ------------------------------------------------------
Income from Continuing Operations before Income Taxes  $     366.6  $      88.3   $     626.1  $     194.9
-----------------------------------------------------------------------------------------------------------

Property & Casualty Underwriting Profit and Combined Ratios

Underwriting profit represents the net amount of earned premiums less underwriting losses and expenses on a pretax basis. Management views
underwriting   profit  as  a  critical   measure  to  assess  the   underwriting
effectiveness of the P&C operations and to evaluate the results of these business units. The related investment portfolio is managed separately from these underwriting businesses and, accordingly, net investment income and net realized investment gains and losses are discussed separately. The following table reconciles underwriting profit to Income from Continuing Operations before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard gauge of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.


                                                         Three Months Ended          Six Months Ended
                                                               June 30                   June 30
                                                     ------------------------------------------------------
                                                         2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------

Property & Casualty Income before Income Taxes         $     395.1  $     109.1   $     679.8  $     241.4
Property & Casualty Net Investment Income                   (115.8)      (116.5)       (227.5)      (229.3)
Property & Casualty Restructuring Charges                      0.1         --             1.4         --
Property & Casualty Net Realized Investment Gains            (81.7)        (4.9)       (120.6)        (3.4)
                                                     ------------------------------------------------------
Total Underwriting Profit (Loss)                       $     197.7  $     (12.3)  $     333.1  $       8.7
-----------------------------------------------------------------------------------------------------------


Life & Investments Pretax Operating Earnings - Discontinued Operations

Our Discontinued Life & Investments' results are evaluated based on pretax operating earnings, a non-GAAP measure, which excludes net realized investment gains and losses. Management believes the presentation of pretax operating earnings enhances the understanding of our L&I results of operations by excluding net realized investment gains and losses, which can fluctuate significantly and distort a comparison between periods. The following table reconciles pretax operating earnings to Income (Loss) from Discontinued Operations, Net of Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income.

                                                         Three Months Ended          Six Months Ended
                                                               June 30                   June 30
                                                     ------------------------------------------------------
                                                         2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------

Income (Loss) from Discontinued Operations,  Net of
   Taxes                                               $      (1.4) $      44.8   $      49.2  $      55.3
Income taxes on Discontinued Operations                      (13.7)        22.8          13.2         29.1
Life & Investments Net Realized Investment (Gains)
   Losses, pretax                                             48.9         (6.7)         32.7         51.4
                                                     ------------------------------------------------------
Pretax Operating Earnings                              $      33.8  $      60.9   $      95.1  $     135.8
-----------------------------------------------------------------------------------------------------------


Other Information in this Supplement

Frequency, severity and loss cost information is on a newly reported, claims incurred, basis which may be different from paid.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders. Safeco has used this definition since 1991.

Certain reclassifications have been made to the prior periods to conform to the current presentation.

NM = Not Meaningful


                                                                        Safeco Corporation
                                                                            Key Metrics
                                                                (In Millions Except Per Share Data)


                                     2ND          1ST          4TH           3RD         2ND
                                     QTR          QTR          QTR           QTR         QTR          YTD         YTD         YTD
                                     2004         2004        2003          2003         2003        2004        2003       Change
                                -----------  ----------- ------------  ------------ -----------  ----------  ----------  ----------

Net Income (Loss)                   $ 247.5      $ 236.2      $ 166.2       $ (28.9)    $ 111.9     $ 483.7     $ 201.9        140%

Net Income (Loss) Per Share            1.77         1.69         1.19         (0.21)       0.81        3.45        1.45        138%

Net Income Return on Equity
(unadjusted) annualized               18.7%        17.9%        13.8%         -2.5%       10.2%       19.2%        9.2%        10.0

Net Realized Investment
Gains (Losses), after tax
from Continuing Operations             55.2         27.8         22.2           7.8        10.4        83.0        15.9        422%

Operating Earnings (Loss) from
Continuing Operations                 193.7        157.8        116.8          (7.9)       56.7       351.5       130.7        169%

Operating Earnings (Loss) from
Continuing Operations Per Share        1.38         1.13         0.84         (0.06)       0.41        2.51        0.94        167%

Consolidated Operating Return on
Equity (Pre-FAS 115) annualized       21.9%        20.4%        17.2%          4.0%       11.8%       21.2%       13.4%         7.8

Consolidated Operating Return on
Equity (unadjusted) annualized        16.9%        15.0%        12.6%          2.9%        8.9%       16.8%       10.0%         6.8

Operating Revenues from
Continuing Operations             $ 1,470.9    $ 1,455.5     $1,402.6      $1,367.7   $ 1,324.3    $2,926.4    $2,609.6         12%
  % Chg Prior Year Same Qtr           11.1%        13.2%         9.3%          9.5%        9.6%


Discontinued Ops.-Life & Investments
  Pretax Operating Earning           $ 33.8       $ 61.3       $ 53.3        $ 44.1      $ 60.9      $ 95.1     $ 135.8        -30%
  % Chg Prior Year Same Qt           -44.5%       -18.2%       -19.6%        -26.0%       17.1%

Property & Casualty
  Combined Ratio                      85.4%        89.9%        92.8%        108.6%      101.0%       87.6%       99.6%       -12.0


  Impact of Catastrophes               2.1%         0.9%         1.6%          1.7%        8.2%        1.5%        4.8%        -3.3


  Net Written Premiums            $ 1,454.0    $ 1,375.7     $1,277.3      $1,314.7   $ 1,316.5    $2,829.7    $2,522.3         12%
   % Chg Prior Year Same Qtr          10.4%        14.1%        13.0%         11.2%       11.2%


  Net Earned Premiums             $ 1,351.4    $ 1,340.5     $1,286.5      $1,250.4   $ 1,201.8    $2,691.9    $2,364.9         14%
   % Chg Prior Year Same Qtr          12.4%        15.3%        10.5%         10.1%        7.1%


Book Value Per Share                $ 36.36      $ 39.77      $ 36.24       $ 35.61     $ 37.22     $ 36.36     $ 37.22         -2%
   % Chg Prior Year Same Qtr          -2.3%        20.5%        13.0%         12.1%       28.7%


Book Value Per Share (Pre-FAS 115)  $ 30.20      $ 28.65      $ 27.21       $ 25.35     $ 25.72     $ 30.20     $ 25.72         17%
   % Chg Prior Year Same Qtr          17.4%        16.2%        11.6%          7.6%        6.2%

                                                             Safeco Corporation
                                                     Consolidated Statements of Income
                                                    (In Millions Except Per Share Data)

                                                                              Three Months Ended          Six Months Ended
                                                                                   June 30                     June 30
                                                                          --------------------------  -------------------------
                                                                             2004          2003          2004          2003
                                                                          ------------  ------------  ------------  -----------
                                                                                 (Unaudited)                 (Unaudited)
REVENUES
Property & Casualty Earned Premiums                                          $1,351.4     $ 1,201.8      $2,691.9    $ 2,364.9
Net Investment Income                                                           119.1         119.8         234.1        239.4
Net Realized Investment Gains                                                    84.9          15.7         127.7         23.9
Other                                                                             0.4           2.7           0.4          5.3
                                                                          ------------  ------------  ------------  -----------
Total                                                                         1,555.8       1,340.0       3,054.1      2,633.5
                                                                          ------------  ------------  ------------  -----------

EXPENSES
Losses and Loss Adjustment Expenses                                             776.3         846.7       1,602.3      1,635.8
Other Underwriting and Operating Expenses                                       158.8         164.1         312.9        322.5
Amortization of Deferred Policy Acquisition Costs                               222.5         210.0         449.4        414.6
Interest Expense                                                                 31.5          30.9          62.0         65.7
Restructuring Charges                                                             0.1             -           1.4            -
                                                                          ------------  ------------  ------------  -----------
Total                                                                         1,189.2       1,251.7       2,428.0      2,438.6
                                                                          ------------  ------------  ------------  -----------

Income from Continuing Operations before Income Taxes                           366.6          88.3         626.1        194.9

Provision for Income Taxes on:
Income from Continuing Operations before Net Realized Investment Gains           88.0          15.9         146.9         40.3
Net Realized Investment Gains                                                    29.7           5.3          44.7          8.0
                                                                          ------------  ------------  ------------  -----------
Total Income Taxes                                                              117.7          21.2         191.6         48.3
                                                                          ------------  ------------  ------------  -----------

Income from Continuing Operations                                               248.9          67.1         434.5        146.6
Income (Loss) from Discontinued Operations, Net of Taxes                         (5.3)         44.8          45.3         55.3
Net Gain on Disposition                                                           3.9             -           3.9            -

                                                                          ------------  ------------  ------------  -----------
Net Income                                                                   $  247.5     $   111.9      $  483.7    $   201.9
                                                                          ============  ============  ============  ===========



INCOME PER SHARE OF COMMON STOCK - DILUTED
Income from Continuing Operations                                            $   1.78     $    0.49      $   3.10    $    1.05
Income (Loss) from Discontinued Operations                                      (0.04)         0.32          0.32         0.40
Net Gain on Disposition                                                          0.03             -          0.03            -
                                                                          ------------  ------------  ------------  -----------
Net Income                                                                   $   1.77     $    0.81      $   3.45    $    1.45
                                                                          ============  ============  ============  ===========

INCOME PER SHARE OF COMMON STOCK - BASIC
Income from Continuing Operations                                            $   1.79     $    0.49      $   3.12    $    1.06
Income (Loss) from Discontinued Operations                                      (0.04)         0.32          0.33         0.40
Net Gain on Disposition                                                          0.03             -          0.03            -
                                                                          ------------  ------------  ------------  -----------
Net Income                                                                   $   1.78     $    0.81      $   3.48    $    1.46
                                                                          ============  ============  ============  ===========

Dividends Declared                                                           $  0.185     $   0.185      $   0.37    $    0.37

Average Number of  Shares Outstanding During the Period:
    Diluted                                                                     140.1         139.0         140.1        138.8
    Basic                                                                       139.1         138.4         139.0        138.3

                                                             Safeco Corporation
                                                          Condensed Balance Sheets
                                                               (In Millions)

                                                                                           June 30           December 31
                                                                                             2004                2003
                                                                                       -----------------   -----------------
                                                                                         (Unaudited)
ASSETS
Total Investments *                                                                          $  9,536.1          $  9,344.2
Cash and Cash Equivalents                                                                         382.1               319.0
Reinsurance Recoverables                                                                          376.8               372.0
Other Assets                                                                                    3,695.2             3,563.3
Assets of Discontinued Operations                                                              22,313.1            22,548.9
                                                                                       -----------------   -----------------
          Total Assets                                                                       $ 36,303.3          $ 36,147.4
                                                                                       =================   =================

LIABILITIES AND SHAREHOLDERS' EQUITY
Property & Casualty Loss and Loss Adjustment Expense Reserves                                $  5,071.9          $  5,044.6
Debt **                                                                                         1,951.3             1,951.3
Unearned Premiums and Other Liabilities                                                         4,312.6             4,185.5
Liabilities of Discontinued Operations                                                         19,916.1            19,942.7
                                                                                       -----------------   -----------------
          Total Liabilities                                                                    31,251.9            31,124.1
                                                                                       -----------------   -----------------

Commitments and Contingencies                                                                         -                   -

Preferred Stock, No Par Value
   Shares Authorized: 10; Shares Issued and Outstanding:  None                                        -                   -
Common Stock, No Par Value
   Shares Authorized: 300; Shares Reserved for Options: 10.4; 11.6
   Shares Issued and Outstanding: 138.9; 138.6                                                  1,207.6             1,197.3
Retained Earnings                                                                               2,740.8             2,308.7
Accumulated Other Comprehensive Income                                                          1,103.0             1,517.3
                                                                                       -----------------   -----------------
          Total Shareholders' Equity                                                            5,051.4             5,023.3
                                                                                       -----------------   -----------------
          Total Liabilities & Shareholders' Equity                                           $ 36,303.3          $ 36,147.4
                                                                                       =================   =================

* See Investment Portfolio - Continuing Operations (SS-17) for more detail. ** See Capitalization (SS-18) for more detail.

                                                             Safeco Corporation
                                                     Continuing Operations Income Summary
                                                               (In Millions)


                                                                             Three Months Ended          Six Months Ended
                                                                                  June 30                    June 30
                                                                         -------------------------  ----------------------------
                                                                            2004          2003          2004           2003
                                                                         ------------  -----------  -------------  -------------
                                                                               (Unaudited)                   (Unaudited)

Income from Continuing Operations Before Income Taxes
-----------------------------------------------------
    Property & Casualty
    P&C Underwriting Profit (Loss)                                            $197.7      $ (12.3)       $ 333.1          $ 8.7
    P&C Net Investment Income                                                  115.8        116.5          227.5          229.3
    Restructuring Charges                                                       (0.1)           -           (1.4)             -
                                                                         ------------  -----------  -------------  -------------
       Total Property & Casualty                                               313.4        104.2          559.2          238.0
    Corporate                                                                  (31.7)       (31.6)         (60.8)         (67.0)
                                                                         ------------  -----------  -------------  -------------
       Total                                                                   281.7         72.6          498.4          171.0
    Net Realized Investment Gains                                               84.9         15.7          127.7           23.9
                                                                         ------------  -----------  -------------  -------------
    Total Income from Continuing Operations Before
       Income Taxes                                                           $366.6       $ 88.3        $ 626.1        $ 194.9
                                                                         ============  ===========  =============  =============


Total Provision for Income Taxes                                              $117.7       $ 21.2        $ 191.6         $ 48.3
--------------------------------                                         ============  ===========  =============  =============


After-Tax Income
----------------
    Property & Casualty
    P&C Underwriting Profit (Loss)                                            $128.6       $ (7.6)       $ 221.1          $ 6.2
    P&C Net Investment Income                                                   86.4         87.2          167.9          170.0
    Restructuring Charges                                                       (0.1)           -           (0.9)             -
                                                                         ------------  -----------  -------------  -------------
       Total Property & Casualty                                               214.9         79.6          388.1          176.2
    Corporate                                                                  (21.2)       (22.9)         (36.6)         (45.5)
                                                                         ------------  -----------  -------------  -------------
       Total                                                                   193.7         56.7          351.5          130.7
    Net Realized Investment Gains                                               55.2         10.4           83.0           15.9
                                                                         ------------  -----------  -------------  -------------
    Total Income from Continuing Operations                                   $248.9       $ 67.1        $ 434.5        $ 146.6
                                                                         ============  ===========  =============  =============

                                                      Safeco Property & Casualty
                                                Underwriting Profit and Combined Ratios
                                                           (In Millions)




                                         2ND          1ST         4TH         3RD        2ND
                                         QTR          QTR         QTR         QTR        QTR          YTD           YTD
Net U/W Profit (Loss)                   2004          2004        2003       2003        2003        2004          2003
-----------------------------------  ------------  -----------  ---------  ----------  ---------  ------------  ------------

Safeco Personal Insurance
     Auto                                 $ 61.0       $ 23.1     $ 23.0     $  32.2    $  (0.9)      $  84.1        $ (7.5)
     Property                               79.3         61.4       47.0        40.5       (6.6)        140.7          21.4
     Specialty                               6.7          6.4        5.0         6.7       10.2          13.1          15.5
                                     ------------  -----------  ---------  ----------  ---------  ------------  ------------
         Total SPI                         147.0         90.9       75.0        79.4        2.7         237.9          29.4
                                     ------------  -----------  ---------  ----------  ---------  ------------  ------------

Safeco Business Insurance
     SBI Regular                            31.9         23.8       39.5       (51.3)     (11.5)         55.7         (16.8)
     SBI Special Accounts Facility          17.5         18.5       11.9         5.8       (0.6)         36.0           5.8
                                     ------------  -----------  ---------  ----------  ---------  ------------  ------------
         Total SBI                          49.4         42.3       51.4       (45.5)     (12.1)         91.7         (11.0)
                                     ------------  -----------  ---------  ----------  ---------  ------------  ------------
  Surety                                    11.5          9.3        8.6         8.5        6.8          20.8          10.5
  P&C Other*                               (10.2)        (7.1)     (42.2)     (149.8)      (9.7)        (17.3)        (20.2)

                                     ------------  -----------  ---------  ----------  ---------  ------------  ------------
  Total Property & Casualty              $ 197.7      $ 135.4     $ 92.8     $(107.4)   $ (12.3)      $ 333.1         $ 8.7
                                     ============  ===========  =========  ==========  =========  ============  ============



Net Combined Ratios (GAAP)
---------------------------

Safeco Personal Insurance
     Auto                                   90.5%        96.3%      96.2%       94.4%     100.2%         93.3%        100.7%
     Property                               65.1         73.1       79.8        82.4      102.9          69.1          95.3
     Specialty                              69.4         70.0       76.7        68.6       50.2          69.7          61.3
                                     ------------  -----------  ---------  ----------  ---------  ------------  ------------
          Total SPI                         83.5         89.5       91.2        90.4       99.7          86.5          98.1
                                     ------------  -----------  ---------  ----------  ---------  ------------  ------------

Safeco Business Insurance
     SBI Regular                            89.4         92.1       86.1       118.6      104.2          90.7         103.1
     SBI Special Accounts Facility          83.8         84.2       88.3        94.3      100.7          84.0          96.8
                                     ------------  -----------  ---------  ----------  ---------  ------------  ------------
          Total SBI                         87.9         89.9       86.7       112.2      103.3          88.9         101.5
                                     ------------  -----------  ---------  ----------  ---------  ------------  ------------

Surety                                      75.7         79.6       79.9        78.8       82.2          77.6          85.1
P&C Other*                                    NM           NM         NM          NM         NM            NM            NM

                                     ------------  -----------  ---------  ----------  ---------  ------------  ------------
  Total Property & Casualty                 85.4%        89.9%      92.8%      108.6%     101.0%         87.6%         99.6%
                                     ============  ===========  =========  ==========  =========  ============  ============

* P&C Other includes large commercial business accounts, commercial specialty programs and London operations that are in runoff and certain product lines that we have exited.

                                                     Safeco Property & Casualty
                                                        Net Written Premiums
                                                           (In Millions)


                                          2ND          1ST         4TH          3RD           2ND
                                          QTR          QTR         QTR          QTR           QTR           YTD          YTD
                                         2004         2004         2003         2003          2003         2004          2003
                                      ------------  ----------  -----------  -----------   -----------  ------------  -----------
Net Written Premiums
--------------------

Safeco Personal Insurance
  Auto                                    $ 655.4     $ 668.9      $ 606.2      $ 610.5       $ 563.8     $ 1,324.3     $1,123.2
  Property                                  252.8       206.6        214.6        246.7         255.6         459.4        463.7
  Specialty                                  28.2        20.8         17.9         22.8          25.8          49.0         44.9
                                      ------------  ----------  -----------  -----------   -----------  ------------  -----------
    ToPI                                    936.4       896.3        838.7        880.0         845.2       1,832.7      1,631.8
                                      ------------  ----------  -----------  -----------   -----------  ------------  -----------

Safeco Business Insurance
  SBI Regular                               333.4       312.9        283.0        281.5         308.4         646.3        592.4
  SBI Special Accounts Facility             107.6       117.8        110.3        103.7          94.7         225.4        191.8
                                      ------------  ----------  -----------  -----------   -----------  ------------  -----------
    Total SBI                               441.0       430.7        393.3        385.2         403.1         871.7        784.2
                                      ------------  ----------  -----------  -----------   -----------  ------------  -----------

Surety                                       60.3        48.7         46.8         49.9          46.9         109.0         82.1
P&C Other                                    16.3           -         (1.5)        (0.4)         21.3          16.3         24.2

                                      ------------  ----------  -----------  -----------   -----------  ------------  -----------
  Total Property & Casualty              $1,454.0    $1,375.7    $ 1,277.3    $ 1,314.7     $ 1,316.5     $ 2,829.7     $2,522.3
                                      ============  ==========  ===========  ===========   ===========  ============  ===========


Net Written Premiums (Percent Change)                Percent Change Over Prior Year Same Quarter            Percent Change YTD
-------------------------------------                -------------------------------------------            ------------------

Safeco Personal Insurance
  Auto                                       16.2%       19.6%        17.5%        15.3%         17.1%         17.9%        17.8%
  Property                                   -1.1        -0.7          1.8         -2.8             -          -0.9          1.1
  Specialty                                   9.3         8.9          5.9          8.6           6.6           9.1          7.7
                                      ------------  ----------  -----------  -----------   -----------  ------------  -----------
    Total SPI                                10.8        13.9         12.8          9.4          11.0          12.3         12.2
                                      ------------  ----------  -----------  -----------   -----------  ------------  -----------

Safeco Business Insurance
  SBI Regular                                 8.1        10.2          9.6         11.0          11.0           9.1          9.0
  SBI Special Accounts Facility              13.6        21.3         11.2         17.6          13.4          17.5         18.8
                                      ------------  ----------  -----------  -----------   -----------  ------------  -----------
    Total SBI                                 9.4        13.0         10.1         12.7          11.5          11.2         11.2
                                      ------------  ----------  -----------  -----------   -----------  ------------  -----------

Surety                                       28.6        38.4         44.4         29.9          30.8          32.8         30.7
P&C Other                                      NM          NM           NM           NM            NM            NM           NM

                                      ------------  ----------  -----------  -----------   -----------  ------------  -----------
  Total Property & Casualty                  10.4%       14.1%        13.0%        11.2%         11.2%         12.2%        11.0%
                                      ============  ==========  ===========  ===========   ===========  ============  ===========

                                                     Safeco Property & Casualty
                                                         Net Earned Premiums
                                                           (In Millions)


                                              2ND         1ST         4TH         3RD          2ND
                                              QTR         QTR         QTR         QTR          QTR         YTD          YTD
                                             2004        2004        2003         2003        2003         2004        2003
                                           ----------  ----------  ----------  -----------  ----------  -----------  ------------
Net Earned Premiums
-------------------

Safeco Personal Insurance
  Auto                                       $ 643.5     $ 620.1     $ 599.2      $ 574.1     $ 546.1     $1,263.6    $1,068.2
  Property                                     227.5       228.2       232.9        229.9       230.6        455.7       458.1
  Specialty                                     22.1        21.2        21.5         21.4        20.4         43.3        40.1
                                           ----------  ----------  ----------  -----------  ----------  -----------  ----------
    Total SPI                                  893.1       869.5       853.6        825.4       797.1      1,762.6     1,566.4
                                           ----------  ----------  ----------  -----------  ----------  -----------  ----------

Safeco Business Insurance
  SBI Regular                                  299.5       302.4       284.0        275.4       272.1        601.9       538.1
  SBI Special Accounts Facility                108.0       116.7       102.1        100.6        93.2        224.7       181.1
                                           ----------  ----------  ----------  -----------  ----------  -----------  ----------
    Total SBI                                  407.5       419.1       386.1        376.0       365.3        826.6       719.2
                                           ----------  ----------  ----------  -----------  ----------  -----------  ----------

Surety                                          47.6        45.4        43.0         40.0        38.5         93.0        70.6
P&C Other                                        3.2         6.5         3.8          9.0         0.9          9.7         8.7

                                           ----------  ----------  ----------  -----------  ----------  -----------  ----------
  Total Property & Casualty                 $1,351.4    $1,340.5    $1,286.5    $ 1,250.4   $ 1,201.8     $2,691.9    $2,364.9
                                           =========   ==========  ==========  ===========  ==========  ===========  ==========


Net Earned Premiums (Percent Change)              Percent Change Over Prior Year Same Quarter              Percent Change YTD
------------------------------------              -------------------------------------------              ------------------

Safeco Personal Insurance
  Auto                                          17.8%       18.8%       16.0%        17.0%       17.1%        18.3%       16.8%
  Property                                      -1.3         0.3         0.8         -0.9         0.9         -0.5         1.6
  Specialty                                      8.3         7.6         7.5          6.5         4.6          8.0         4.4
                                           ----------  ----------  ----------  -----------  ----------  -----------  ----------
    Total SPI                                   12.0        13.0        11.2         11.1        11.6         12.5        11.6
                                           ----------  ----------  ----------  -----------  ----------  -----------  ----------

Safeco Business Insurance
  SBI Regular                                   10.1        13.7         8.3          7.8         8.2         11.9         8.4
  SBI Special Accounts Facility                 15.9        32.8        14.5         33.8        50.9         24.1        62.2
                                           ----------  ----------  ----------  -----------  ----------  -----------  ----------
    Total SBI                                   11.6        18.4         9.8         13.7        16.7         14.9        18.3
                                           ----------  ----------  ----------  -----------  ----------  -----------  ----------

Surety                                          23.6        41.4        31.5         22.3        23.5         31.7        15.9
P&C Other                                         NM          NM          NM           NM          NM           NM          NM

                                           ----------  ----------  ----------  -----------  ----------  -----------  ----------
  Total Property & Casualty                     12.4%       15.3%       10.5%        10.1%        7.1%        13.8%        6.5%
                                           ==========  ==========  ==========  ===========  ==========  ===========  ==========

                                                      Safeco Property & Casualty
                                                    Safeco Personal Insurance (SPI)
                                                      (In Millions Except Ratios)


                                    2ND          1ST         4TH          3RD         2ND
                                    QTR          QTR         QTR          QTR         QTR          YTD          YTD
                                   2004         2004         2003         2003        2003         2004        2003
                                 ----------   ----------  -----------  ----------- -----------  -----------  ----------
AUTO
----

Underwriting Profit (Loss)          $ 61.0       $ 23.1       $ 23.0       $ 32.2      $ (0.9)      $ 84.1      $ (7.5)

Loss and LAE Ratio                    68.0%        73.4%        72.5%        72.2%       76.5%        70.6%       77.0%
Expense Ratio                         22.5         22.9         23.7         22.2        23.7         22.7        23.7
                                 ----------   ----------  -----------  ----------- -----------  -----------  ----------
Combined Ratio                        90.5%        96.3%        96.2%        94.4%      100.2%        93.3%      100.7%
                                 ==========   ==========  ===========  =========== ===========  ===========  ==========

Impact of Catastrophes                 1.4%         0.1%         0.6%         0.0%        4.1%         0.8%        2.2%

Policies In Force (000's)          1,735.7      1,705.0      1,660.0      1,623.0     1,577.6
% Chg Prior Year Same Qtr             10.0%        10.0%         9.1%         9.0%        9.6%

Loss Trends (12 mos. Rolling)
Frequency                             -2.4%        -0.4%        -2.1%        -3.3%       -3.7%
Severity                               4.8          3.6          2.4          3.6         3.1
Total Loss Costs                       2.3%         3.2%         0.3%         0.3%       -0.7%

Retention                             79.8%        79.8%        79.8%        80.2%       81.0%

New Business Policies (000's)        131.0        143.9        139.6        144.4       115.4
% Chg Prior Year Same Qtr             13.5%        33.9%        19.5%         5.3%       -0.8%

Net Written Premiums               $ 655.4      $ 668.9      $ 606.2      $ 610.5     $ 563.8
% Chg Prior Year Same Qtr             16.2%        19.6%        17.5%        15.3%       17.1%

Net Earned Premiums                $ 643.5      $ 620.1      $ 599.2      $ 574.1     $ 546.1
% Chg Prior Year Same Qtr             17.8%        18.8%        16.0%        17.0%       17.1%

PROPERTY
--------

Underwriting Profit (Loss)          $ 79.3       $ 61.4       $ 47.0       $ 40.5      $ (6.6)     $ 140.7      $ 21.4

Loss and LAE Ratio                    38.1%        45.4%        51.8%        53.9%       74.0%        41.7%       66.2%
Expense Ratio                         27.0         27.7         28.0         28.5        28.9         27.4        29.1
                                 ----------   ----------  -----------  ----------- -----------  -----------  ----------
Combined Ratio                        65.1%        73.1%        79.8%        82.4%      102.9%        69.1%       95.3%
                                  ==========   ==========  ===========  =========== ===========  ===========  ==========

Impact of Catastrophes                6.8%         3.2%         7.7%         5.3%       27.1%         5.0%       15.7%
Impact of Non-Cat Weather             5.4%         4.9%         3.6%         9.0%        8.2%         5.1%        7.2%

Policies In Force (000's)          1,393.1      1,423.2      1,449.0      1,483.6     1,521.4
% Chg Prior Year Same Qtr            -8.4%        -8.7%        -8.9%        -9.1%       -9.0%

Retention                            83.1%        83.2%        83.1%        83.0%       83.0%

New Business Policies (000's)         36.3         30.4         32.6         37.0        34.1
% Chg Prior Year Same Qtr             6.5%         7.4%        -2.6%        -6.0%      -33.7%

Net Written Premiums                 252.8        206.6        214.6        246.7       255.6
% Chg Prior Year Same Qtr            -1.1%        -0.7%         1.8%        -2.8%        0.0%

Net Earned Premiums                  227.5        228.2        232.9        229.9       230.6
% Chg Prior Year Same Qtr            -1.3%         0.3%         0.8%        -0.9%        0.9%

SPECIALTY
---------

Underwriting Profit                  $ 6.7        $ 6.4        $ 5.0        $ 6.7      $ 10.2       $ 13.1      $ 15.5

Loss and LAE Ratio                    44.0%        45.0%        51.5%        43.4%       23.9%        44.5%       35.0%
Expense Ratio                         25.4         25.0         25.2         25.2        26.3         25.2        26.3
                                 ----------   ----------  -----------  ----------- -----------  -----------  ----------
Combined Ratio                        69.4%        70.0%        76.7%        68.6%       50.2%        69.7%       61.3%
                                  ==========   ==========  ===========  =========== ===========  ===========  ==========

                                                     Safeco Property & Casualty
                                                   Safeco Business Insurance (SBI)
                                                     (In Millions Except Ratios)


                                         2ND        1ST         4TH          3RD         2ND
                                         QTR        QTR         QTR          QTR         QTR         YTD          YTD
                                        2004        2004        2003        2003        2003         2004         2003
                                      ----------  ---------  -----------  ----------  ----------  -----------  -----------
SAFECO BUSINESS INSURANCE
-------------------------

Underwriting Profit (Loss)               $ 49.4     $ 42.3       $ 51.4     $ (45.5)    $ (12.1)      $ 91.7      $ (11.0)

Loss and LAE Ratio                         53.2%      55.8%        51.0%       76.1%       64.7%        54.5%        63.0%
Expense Ratio                              34.7       34.1         35.7        36.1        38.6         34.4         38.5
                                      ----------  ---------  -----------  ----------  ----------  -----------  -----------
Combined Ratio (CR)                        87.9%      89.9%        86.7%      112.2%      103.3%        88.9%       101.5%
                                      ==========  =========  ===========  ==========  ==========  ===========  ===========

CR excluding reserve adjustment *          87.9%      89.9%        86.7%       96.1%      103.3%        88.9%       101.5%

Impact of Catastrophes                      1.1%       0.9%         0.0%        2.4%        3.8%         1.0%         2.4%

SBI REGULAR

Underwriting Profit (Loss)               $ 31.9     $ 23.8       $ 39.5     $ (51.3)    $ (11.5)      $ 55.7      $ (16.8)

Loss and LAE Ratio                         55.6%      58.7%        51.0%       81.8%       66.6%        57.1%        65.2%
Expense Ratio                              33.8       33.4         35.1        36.8        37.6         33.6         37.9
                                      ----------  ---------  -----------  ----------  ----------  -----------  -----------
Combined Ratio (CR)                        89.4%      92.1%        86.1%      118.6%      104.2%        90.7%       103.1%
                                      ==========  =========  ===========  ==========  ==========  ===========  ===========

CR excluding reserve adjustment *         89.4%      92.1%        86.1%       97.7%      104.2%        90.7%       103.1%

Impact of Catastrophes                     1.2%       0.8%         0.1%        1.9%        3.4%         1.0%         2.5%

Policies In Force (000's)                 511.5      508.6        510.1       509.9       511.1
% Chg Prior Year Same Qtr                  0.1%      -1.7%        -3.7%       -5.1%       -6.9%

Retention                                 79.7%      80.2%        78.4%       77.9%       76.7%

New Business Policies (000's)              30.8       28.9         27.9        30.3        31.1
% Chg Prior Year Same Qtr                 -1.0%      14.7%        13.4%       23.2%       16.9%


Net Written Premiums                      333.4      312.9        283.0       281.5       308.4
% Chg Prior Year Same Qtr                  8.1%      10.2%         9.6%       11.0%       11.0%

Net Earned Premiums                       299.5      302.4        284.0       275.4       272.1
% Chg Prior Year Same Qtr                 10.1%      13.7%         8.3%        7.8%        8.2%


SBI SPECIAL ACCOUNTS FACILITY
-----------------------------

Underwriting Profit (Loss)               $ 17.5     $ 18.5       $ 11.9       $ 5.8      $ (0.6)      $ 36.0        $ 5.8

Combined Ratio                            83.8%      84.2%        88.3%       94.3%      100.7%        84.0%        96.8%

* Excludes third quarter workers compensation adjustment of $205.0 ($144.9 in P&C Other, $57.6 in SBI Regular and $2.5 in SBI Special Accounts Facility).

                                                     Safeco Property & Casualty
                                                       Surety, Other and Total
                                                     (In Millions Except Ratios)


                                          2ND          1ST          4TH           3RD           2ND
                                          QTR          QTR          QTR           QTR           QTR          YTD           YTD
                                          2004         2004        2003          2003          2003          2004         2003
                                       -----------  ----------- ------------  ------------  ------------  -----------  ------------
SURETY
------

Underwriting Profit                        $ 11.5        $ 9.3        $ 8.6         $ 8.5         $ 6.8       $ 20.8        $ 10.5

Combined Ratio                              75.7%        79.6%        79.9%         78.8%         82.2%        77.6%         85.1%


P&C OTHER *
-----------

Underwriting Loss                         $ (10.2)      $ (7.1)     $ (42.2)     $ (149.8)       $ (9.7)     $ (17.3)      $ (20.2)


TOTAL PROPERTY & CASUALTY
-------------------------

Underwriting Profit (Loss)                $ 197.7      $ 135.4       $ 92.8      $ (107.4)      $ (12.3)     $ 333.1         $ 8.7

Underwriting Profit (Loss)
   excluding reserve adjustment **        $ 197.7      $ 135.4       $ 92.8        $ 97.6       $ (12.3)     $ 333.1         $ 8.7

Loss and LAE Ratio                          57.5%        61.6%        63.2%         80.2%         70.4%        59.5%         69.1%
Expense Ratio                               27.9         28.3         29.6          28.4          30.6         28.1          30.5
                                       -----------  ----------- ------------  ------------  ------------  -----------  ------------
Combined Ratio (CR)                         85.4%        89.9%        92.8%        108.6%        101.0%        87.6%         99.6%
                                       ===========  =========== ============  ============  ============  ===========  ============

CR excluding reserve adjustment **          85.4%        89.9%        92.8%         92.2%        101.0%        87.6%         99.6%

Impact of Catastrophes                       2.1%         0.9%         1.6%          1.7%          8.2%         1.5%          4.8%




                                          2ND          1ST          4TH           3RD           2ND
                                          QTR          QTR          QTR           QTR           QTR          YTD           YTD
                                          2004         2004        2003          2003          2003          2004         2003
                                       -----------  ----------- ------------  ------------  ------------  -----------  ------------

Catastrophes
-------------

     SPI - Auto                            $  9.0       $ 0.5        $  3.7        $ (0.1)       $ 22.3       $  9.5       $  23.2
     SPI - Property                          15.5          7.4         18.0          12.1          62.5         22.9          71.8
     Safeco Business Insurance                4.5          3.7          0.1           8.9          13.9          8.2          17.2
     P&C Other                                  -            -         (1.6)          0.1           0.4            -           0.3
                                       -----------  ----------- ------------  ------------  ------------  -----------  ------------
Total                                      $ 29.0       $ 11.6       $ 20.2        $ 21.0        $ 99.1       $ 40.6       $ 112.5
                                       ===========  =========== ============  ============  ============  ===========  ============


* P&C Other includes large commercial business accounts, commercial specialty programs and London operations that are in runoff and certain product lines that we have exited.

** Excludes third quarter workers compensation adjustment of $205.0 ($144.9 in P&C Other, $57.6 in SBI Regular and $2.5 in SBI Special Accounts Facility).

                                                     Safeco Property & Casualty
                                                        Statutory Information
                                                     (In Millions Except Ratios)


                                                                      Three Months Ended                  Six Months Ended
Loss and Loss Adjustment Expense (LAE) Reserves                            June 30                            June 30
-----------------------------------------------                ---------------------------------  ---------------------------------
                                                                    2004             2003              2004             2003
                                                               ---------------  ----------------  ---------------  ----------------
Loss and LAE Reserves, Beginning of Period                          $ 4,686.1         $ 4,506.4        $ 4,649.2         $ 4,535.8
Net Losses and LAE Incurred                                             776.3             846.7          1,602.3           1,635.8
Net Losses and LAE Paid                                                (793.4)           (851.0)        (1,582.5)         (1,669.5)
                                                               ---------------  ----------------  ---------------  ----------------
Loss and LAE Reserves, End of Period                                $ 4,669.0         $ 4,502.1        $ 4,669.0         $ 4,502.1
                                                               ===============  ================  ===============  ================



                                                   2ND              1ST               4TH              3RD               2ND
                                                   QTR              QTR               QTR              QTR               QTR
                                                  2004              2004             2003              2003             2003
                                             ----------------  ---------------  ----------------  ---------------  ----------------

Balance Sheet
-------------


Total Capital and Surplus                          $ 3,224.6 *      $ 3,028.2         $ 2,789.7        $ 2,562.3         $ 2,626.9

Ratio of Net Premiums Written (Annualized)
   to Total Capital and Surplus                         1.80 *           1.82              1.83             2.05              2.00

*Estimated

                                                         Safeco Corporation
                                              Investment Portfolio - Continuing Operations
                                                           (In Millions)


Investment Portfolio (Market Value)      06/30/2004         %                      12/31/2003       %
                                         ------------  -------------               -----------  ----------
Fixed Maturities - Taxable                 $ 6,489.9           68.1 %               $ 6,002.8        64.2
Fixed Maturities - Nontaxable                2,071.3           21.7                   2,156.5        23.1
Equity Securities                              964.6           10.1                   1,166.2        12.5
                                         ------------  -------------               -----------  ----------
Total Fixed Maturities & Equity Securities   9,525.8           99.9                   9,325.5        99.8
Mortgage Loans                                   0.8            0.0                       9.8         0.1
Other Invested Assets                            9.5            0.1                       8.9         0.1
                                         ------------  -------------               -----------  ----------
      Total Investment Portfolio           $ 9,536.1          100.0 %               $ 9,344.2       100.0
                                         ============  =============               ===========  ==========

Rating (Market Value) - Fixed Maturities 06/30/2004                                12/31/2003
                                         ------------                              -----------
AAA                                             42.7 %                                   42.2 %
AA                                              10.5                                     10.9
A                                               25.8                                     23.0
BBB                                             17.4                                     19.3
BB or lower                                      2.3                                      3.1
Not Rated                                        1.3                                      1.5
                                         ------------                              -----------
Total                                          100.0 %                                  100.0 %
                                          ============                              ===========


Average Rating                                    A+                                       A+
                                         ============                              ===========



                                         06/30/2004     03/31/2004    12/31/2003   09/30/2003   06/30/2003
                                         -----------    -----------   ----------   ----------   ----------
P&C Pretax Investment Income - Quarter       $ 115.8        $ 111.7      $ 110.0      $ 113.7     $ 116.5
Pretax Investment Income - Quarter           $ 119.1        $ 115.0      $ 114.4      $ 114.7     $ 119.8
Effective Tax Rate on Investment
Income - Quarter                              25.60%         27.12%       25.76%       26.84%      25.28%

  Cost or Amortized Cost                     $ 8,893        $ 8,477      $ 8,421      $ 7,971     $ 7,698
  Market                                     $ 9,536        $ 9,473      $ 9,344      $ 8,814     $ 8,755
     % Equities (at market)                    10.1%          12.0%        12.5%        12.0%       11.9%
     % Taxable Bonds (at market)               68.1%          65.1%        64.2%        62.9%       62.4%
     % Tax Exempt Bonds (at market)            21.7%          22.6%        23.1%        25.0%       25.2%
     % Other                                    0.1%           0.3%         0.2%         0.1%        0.5%
  Market YTM on Bond Portfolio                 4.30%          3.42%        3.78%        3.73%       3.65%
  Book YTM on Bond Portfolio                   5.11%          5.16%        5.27%        5.54%       5.63%
  Duration of Bond Portfolio                   4.65           4.27         4.39         4.98        4.54



                                             Three Months Ended          Six Months Ended
Net Realized Investment Gains (After Tax)         June 30                     June 30
                                         ---------------------------  ------------------------
from Continuing Operations                  2004           2003          2004         2003
                                         ------------  -------------  -----------  -----------

Gains on Securities Transactions              $ 55.9         $ 14.7       $ 86.7       $ 25.9
Impairments on Fixed Maturities                 (0.7)          (5.9)        (3.6)       (16.5)
Impairments on Equity Securities                   -           (5.1)        (0.1)        (7.8)
Credit Default Swaps                               -            6.7            -         12.5
Other                                              -              -            -          1.8
                                         ------------  -------------  -----------  -----------
Net Realized Investment Gains                 $ 55.2         $ 10.4       $ 83.0       $ 15.9
                                         ============  =============  ===========  ===========

                                                            Safeco Corporation
                                                              Capitalization
                                                               (In Millions)


                                                           06/30/2004        12/31/2003          12/31/2002
                                                           ----------        ----------          ----------

Short-Term Debt
$500 million back up line of credit (unused)                $       -         $       -           $       -
7.875%, due 3/15/03                                                 -                 -               303.5
Medium-Term Notes and Other                                         -                 -                15.9

Long-Term Debt
7.875%, due 4/1/05 (called at par on 4/1/03)                        -                 -               200.0
6.875%, due 7/15/07 (non callable)                              200.0             200.0               200.0
4.20%, due 2/1/08 (non callable)                                200.0             200.0                   -
4.875%, due 2/1/10 (non callable)                               300.0             300.0                   -
7.25%, due 9/15/12 (non callable)                               375.0             375.0               375.0
8.072% debentures due 2037                                      876.3             876.3               876.3
    (Callable at 104 in 2007)
                                                       ---------------  ----------------   -----------------
Total Debt                                                  $ 1,951.3         $ 1,951.3           $ 1,970.7
                                                       ===============  ================   =================

Equity                                                      $ 5,051.4         $ 5,023.3           $ 4,431.6
                                                       ===============  ================   =================

Total Capital (Debt + Equity)                               $ 7,002.7         $ 6,974.6           $ 6,402.3
                                                       ===============  ================   =================

Debt to Capital                                                 27.9%             28.0%               30.8%
Adjusted Debt* to Capital                                       25.4%             25.5%               28.0%
Debt to Equity                                                  38.6%             38.8%               44.5%

Debt to Capital (excluding FAS 115)                             31.7%             34.1%               36.9%
Adjusted Debt* to Capital (excluding FAS 115)                   28.9%             31.0%               33.6%
Debt to Equity (excluding FAS 115)                              46.4%             51.7%               58.5%


* 20% equity credit for 8.072% debentures due 2037.

                                                         Discontinued Operations
                                                            Life & Investments
                                                  Pretax Operating Earnings and Revenues
                                                              (In Millions)


                                        2ND            1ST         4TH          3RD         2ND
                                        QTR            QTR         QTR          QTR         QTR           YTD           YTD
                                        2004          2004         2003        2003         2003         2004          2003
                                   ---------------  ----------  -----------  ----------  -----------  ------------  ------------
Pretax Operating Earnings*
--------------------------

Group                                      $ (2.9)     $ 12.2       $ 23.0      $ 12.5       $ 24.5         $ 9.3        $ 53.5

Income Annuities                             (1.3)        3.7          7.7        (0.9)         8.4           2.4          18.5

Retirement Services                           3.2         9.5          4.8         3.3          4.9          12.7           9.9

Individual                                    4.4         7.4          1.0         3.9         (0.5)         11.8           1.4

Asset Management                              1.5         1.6          0.5         1.1          0.1           3.1           0.2

L&I Other**                                  28.9        26.9         16.3        24.2         23.5          55.8          52.3

                                   ---------------  ----------  -----------  ----------  -----------  ------------  ------------
Total Life & Investments                   $ 33.8      $ 61.3       $ 53.3      $ 44.1       $ 60.9        $ 95.1       $ 135.8
                                   ===============  ==========  ===========  ==========  ===========  ============  ============




                                        2ND            1ST         4TH          3RD         2ND
                                        QTR            QTR         QTR          QTR         QTR           YTD           YTD
                                        2004          2004         2003        2003         2003         2004          2003
                                   ---------------------------  -----------  ----------  -----------  ------------  ------------
Operating Revenues
------------------

Group                                     $ 124.5      $129.3      $ 132.2     $ 133.9      $ 144.5       $ 253.8       $ 286.8

Income Annuities                            120.1       125.4        130.3       121.7        130.8         245.5         262.2

Retirement Services                          95.3        97.0         99.1        96.6         96.4         192.3         192.5

Individual                                   96.0        95.6         95.5        96.3         95.8         191.6         191.7

Asset Management                              6.3         7.1          7.0         7.0          6.7          13.4          12.9

L&I Other                                    57.9        65.3         55.3        52.8         50.7         123.2         106.2

                                   ---------------  ----------  -----------  ----------  -----------  ------------  ------------
Total Life & Investments                  $ 500.1      $519.7      $ 519.4     $ 508.3      $ 524.9     $ 1,019.8     $ 1,052.3
                                   ===============  ==========  ===========  ==========  ===========  ============  ============

*Earnings before net realized investment gains (losses) and income taxes. This is a standard industry measurement and is used by management as the key measurement of Life & Investments segment profit or loss. It is presented as a supplement to net income as a measure of profitability.


**The L&I Other segment includes $6.2 in 2Q04, $9.3 in 1Q04 and $9.2 in 4Q03 of expenses associated with the planned sale of the L&I business.

                                                         Discontinued Operations
                                                           Life & Investments
                                                         Supplemental Statistics
                                             (In Millions, Except Ratios and Policy Statistics)

                                          2ND           1ST         4TH        3RD         2ND
                                          QTR           QTR         QTR        QTR         QTR          YTD           YTD
                                          2004          2004        2003       2003       2003         2004          2003
                                      -------------  -----------  ---------  ---------  ----------  ------------  ------------

Group
  Earned Premiums                          $ 123.2      $ 127.9     $130.6     $132.3      $141.6       $ 251.1       $ 282.2
  Loss Ratio                                 72.0%        65.8%      52.5%      63.3%       56.3%         68.8%         56.3%

Income Annuities
  Reserves (in billions)                     $ 6.4        $ 6.4      $ 6.3      $ 6.3       $ 6.4         $ 6.4         $ 6.4
  Deposits                                    18.8         18.1       20.5       29.3        35.8          36.9          64.3

Retirement Services
  Reserves
     Fixed (in billions)                     $ 6.6        $ 6.6      $ 6.7      $ 6.6       $ 6.4         $ 6.6         $ 6.4
     Variable (in billions)                    1.0          1.1        1.0        0.9         0.9           1.0           0.9
                                      -------------  -----------  ---------  ---------  ----------  ------------  ------------
  Total Reserves                               7.6          7.7        7.7        7.5         7.3           7.6           7.3
  Deposits                                    97.5         90.8      250.0      303.6       328.4         188.3         660.6

Individual
  Reserves                                   $ 4.0        $ 4.0      $ 4.0      $ 3.9       $ 3.9         $ 4.0         $ 3.9
  Policies Issued:
  Term, Universal Life,                        6.5          6.3        6.8        5.9         6.5          12.8          12.4
     Traditional, Disability (000's)
  Policies In Force (000's)                  287.5        286.5      285.8      284.0       283.2         287.5         283.2

Asset Management
  Assets Under Management
  (in billions)                              $ 3.6        $ 4.0      $ 4.1      $ 4.0       $ 4.0         $ 3.6         $ 4.0


                                       Assets and Liabilities of Discontinued Operations
                                                                                                      June 30      December 31
                                                                                                       2004          2003
                                                                                                    ------------  ------------
ASSETS
Total Investments                                                                                     $18,784.9     $19,192.9
Other Assets                                                                                            1,221.0       1,164.1
Separate Accounts                                                                                       1,169.4       1,137.4
Securities Lending Collateral                                                                           1,137.8       1,054.5
                                                                                                    ------------  ------------
Total Assets of Discontinued Operations                                                               $22,313.1     $22,548.9
                                                                                                    ------------  ------------

LIABILITIES
Funds Held Under Deposit Contracts                                                                    $16,562.9     $16,582.4
Life Policy Liabilities                                                                                   334.7         331.8
Accident and Health Reserves                                                                              154.8         139.1
Deferred Income Taxes Payable                                                                             229.1         366.7
Other Liabilities                                                                                         327.4         330.8
Separate Accounts                                                                                       1,169.4       1,137.4
Securities Lending Payable                                                                              1,137.8       1,054.5
                                                                                                    ------------  ------------
Total Liabilities of Discontinued Operations                                                           19,916.1      19,942.7
                                                                                                    ------------  ------------
Net Assets of Discontinued Operations                                                                  $2,397.0      $2,606.2
                                                                                                    ------------  ------------

Net Assets of Discontinued Operations excluding Accumulated Other Comprehensive Income                 $1,702.3      $1,682.6
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